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                                                                   Exhibit 10.22

                                 GALILEO'S COPY

                               FOUNDATION LICENSE
                                    ADDENDUM
                                       TO
                                   ORDER FORM
                                       OR
                       GALILEO INTERNATIONAL ("LICENSEE")
                                       AND
                 COMPUTER ASSOCIATES INTERNATIONAL, INC. ("CA")
                   FOR (SEE ATTACHMENTS) ("LICENSED PROGRAMS")

The attached Order Form and the referenced License Agreement are amended to add the following provisions with respect to Licensee's use of the Licensed Programs. (The Order Form, License Agreement and this Addendum are referred to collectively as this "Foundation License." In the event of any conflict between the terms of this Foundation License and those of either the Order Form or the referenced License Agreement, the terms of this Addendum shall prevail. Capitalized terms used herein without definition are used as defined in the attached Order Form and the referenced License Agreement.

1. Definitions.

(a) The "Foundation Site(s)" mean the data center site or sites identified on Exhibit "A" to this Addendum, which Licensee represents are owned, operated or controlled by Licensee.

(b) The "Licensee" shall mean, individually and collectively, Licensee and Licensee's majority-owned subsidiaries and their permitted successors in accordance with this agreement. No other third person shall be or be deemed to be entitled to the use or benefit of the Licensed Programs at any Foundation Site.

(c) "MIPS Capacity" shall mean the aggregate computing power (expressed in millions of instructions per second and rounded to the next even multiple of 10) of all computers located at the Foundation Site(s), or which can remotely access such computers, irrespective of the platform designations of the hardware or operating systems, provided that such computer is accessing, using or benefiting from the Licensed Programs.

2. Foundation Fee.

The initial Foundation Fee, inclusive of usage and maintenance of the Licensed Programs during the initial three (3) year term is $XXXXXX due and payable as follows:


         Amount                         Due
                                        September 30, 1995
                                        September 30, 1996
                                        September 30, 1997


3. Authorized Use. The Licensed Programs may be used only by and for the benefit, and to process exclusively the data, of Licensee at Foundation Site(s) (except as provided in section 15), provided that the MIPS Capacity does not exceed 1060 MIPS (the "Licensed MIPS Capacity"). In the event that the MIPS Capacity does exceed the Licensed MIPS Capacity, then Licensee shall pay to CA the Supplemental Foundation Fee as provided in paragraph 4 of this Addendum. The Supplemental Foundation Fee shall be due and payable, without
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any requirement of notice or demand by CA, within 30 days of the date on which the MIPS Capacity exceeds the Licensed MIPS Capacity.


4. Supplemental Foundation Fee. Licensee may increase the Licensed MIPS Capacity upon prior written notice to CA and payment of Ca's supplemental Foundation Fee, which shall be $30,000 per ten (10) MIPS of increased Licensed MIPS Capacity for the Licensed Programs listed on Attachment A. Notwithstanding any installment payment schedule for the initial Foundation Fee, such Supplemental Foundation Fee shall be paid within thirty (30) days from the date such additional MIPS are installed.

5. Adjusted UMF. The annual UMF shall, in the event of an adjustment in the Licensed MIPS Capacity, be proportionately adjusted by the same percentage increase as the increase of MIPS Capacity bears to the initial Licensed MIPS Capacity. Such annual UMF as adjusted shall be paid pro rata from the adjustment date to the expiration of the then current year, and thereafter annually in full.

6. MIPS Capacity Calculation. MIPS Capacity shall be calculated by reference to CA's published schedules of MIPS or IBM MSU capacity of processors. In the event that any particular processor is not accounted for on CA's schedules, then the manufacturer's published specification of MIPS or IBM MSU capacity shall control; provided, however, that the minimum number of MIPS to be attributed to each Foundation Site shall equal 28 MIPS, regardless of whether or what CPUs may actually be installed at such Foundation Site(s). For purposes of utilizing the IBM MSU standard (expressed in millions of service units), the IBM MSU capacity shall be multiplied by a factor of 5.4 to yield the corresponding MIPS Capacity. Future MIPS capacity shall not exceed the average of Amdahl, IBM, and COMDISCO MIP ratings, such information to be provided by Licensee.

7. Quarterly Reports; Audit. On or before the 15th day following each calendar quarter beginning with the first full quarter commencing after the effective date of this Order Form (the "Effective Date"), Licensee shall report to CA in writing, as of the end of each such quarter, the MIPS Capacity at each Foundation Site, listing each CPU located at, or remotely accessing, each Foundation Site by manufacturer, model, operating system, location and (except for micro processors) the serial number thereof. CA shall thereupon review such report and advise Licensee of any applicable supplemental foundation fee due, as well as any UMF adjustment due. The parties agree that in order to verify the accuracy of Licensee's report, Licensee will, at CA's request upon reasonable notice, grant CA access to each Foundation Site, during reasonable business hours for Licensee and according to Licensee's existing security rules, and Licensee shall provide any further information as CA may reasonably require.

8. License Termination. All licenses and order forms respecting use of the Licensed Programs granted to Licensee by CA or any of its predecessor for use at any Foundation Site are hereby suspended subject to their reinstatement upon termination of this license and Licensee's election to revert to prior license terms under section 10. II. Of this Agreement, subject, however, to the obligations of Licensee (a) to pay all contracted payments when and as the same shall otherwise have become due and payable, and (b) to maintain the confidentiality of the Licensed Programs and comply with the non-disclosure
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provisions of such terminated licenses. Except in the event of any reinstatement hereunder, any future use of or access to the Licensed Programs by Licensee at any Foundation Site shall be controlled exclusively by the terms of the referenced License Agreement and this Order Form, including this and any other Addendum thereto.

9. License Transfers. Notwithstanding any provision of any license granted by CA or its predecessors (regardless of when such license was or is granted), (a) the Licensed Programs may be used during the existence of this license at a Foundation Site only pursuant to this Foundation License and under no circumstances pursuant to such other license; (b) no such other license may be transferred to a Foundation Site; and (C) the Licensed Programs may not be transferred to a Foundation Site from any other site, even if the Licensed Programs are to be run on the same CPU as the one on which they are currently running.

In the event that Licensee certifies in writing to CA that it has a bona fide disaster recovery plan with respect to the computer software programs used in its operations, Licensee may make one copy of the Licensed Program for archival purposes and use such archival copy on a CPU other than the Designated CPU or at an installation site other than that identified on the order form, such other CPU or installation site to be owned or controlled by licensee. The use of such archival copy shall be limited (a) for the purpose of conducting limited testing of the disaster recovery plan is procedures and effectiveness (which testing shall not exceed one week in any three month period) and (b) during any period subsequent to the occurrence of an actual disaster during which the Licensee cannot operate the Licensed Program on the Designated CPU or at the installation site identified on the Order Form. Licensee agrees to furnish such further documentation with respect to its disaster recovery plan and procedures as CA may reasonably request from time to time.

10. Term and Renewal. This Foundation License shall have an initial term of three years from the Effective Date and shall automatically renew and be extended for additional periods of three years each, subject to the parties' agreement concerning payments to be made during the extended term. If the parties do not agree in writing upon such payment terms prior to the expiration of the then current three-period, I. (A) the then prevailing Licensed MIPS Capacity shall be frozen without Licensee having the right to exceed the same, and Licensee shall pay the annual UMF for the Licensed Programs based upon CA's then prevailing published fee schedule for software licensed per CPU at each distinct Foundation Site, and (b) no new fee schedule for software licensed per CPU at each distinct Foundation Site, and (b) no new entities may be included within Licensee to thereafter use, access or benefit from the Licensed Programs, or II. Licensee may revert to the Licensee Agreement(s) for each respective Licensed program as applicable immediately preceding the Effective Date of this Foundation License.

11. Total Client Care (TCC) Program. Licensee will be and will remain, enrolled in CA'S TCC Program during the initial three-year term and any renewal period.

12. Eligibility. Licensee represents that neither it nor any subsidiary is engaged in the business of providing data processing services to third persons under any facility management, service bureau, outsourcing or similar
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arrangement, and Licensee agrees not to use or operate or permit the use or operation of the Licensed Programs under any such arrangement.

13. Amendment. Any amendment of this foundation License must be in writing signed by both parties.

14. Credit for discontinued Licenses. Should Licensee provide CA with notice in writing that Licensee has discontinued the use of a designated Licensed Program during the term of this License, deleted all copies from all computer libraries and storage devices and returned the discontinued Licensed programs and all related documentation to CA or certified that the same have otherwise been destroyed, Licensee will receive a discount, in no event to be reimbursed by cash, representing the unused portion of the License Fee for the designated Licensed Program for the remainder of the term of this License. Licensee shall be entitled to apply this discount amount as a discount of 35% of the then prevailing License Fee for additional CA software products under three year or five year payment options.

15. Nothing in this Agreement shall be deemed to prohibit Licensee from operating, providing, or supporting the discreet applications processing services which Licensee currently provides to its bona fide customers for distribution of travel services or information.

COMPUTER ASSOCIATES                                    LICENSEE: GALILEO
INTERNATIONAL
INTERNATIONAL, INC.


By                                             By
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:  (Authorized Signature)                      :  (Authorized Signature)

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   (Name)                                         (Name)

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   (Title)                                        (Title)

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   (Date)                                         (Date)